Exhibit 10.1

[TRANSLATION FROM HEBREW]

STATE OF ISRAEL

MINISTRY OF ENERGY AND WATER RESOURCES

NATURAL RESOURCES AUTHORITY

Oil and Gas

22 April 2012–04–25

Oil ___363__2012

Mr Richard Rinberg,CEO	Fax: 04/6231427
Zion Oil & Gas,Inc
22 Bareket Northern Industrial Zone
Caesarea 38900

Hello

Re:Jordan Valley License/303- Work Program Update

Your letter dated 17 April

In response to your application and in view of the delay regarding execution of the seismic survey I hereby update the license work program that was set for the license as follows:

4.	Prepare a new 2D seismic survey and submit the data and summary report –by 12 May 2012.
5.	Process the data of the new survey and submit the data and summary report- by 12 June 2012.

All other clauses in the program without change

In addition please submit an environmental document in accordance with the instructions of the Ministry of Energy and Water Resources by 12 December 2012

Sincerely

Alexander Varshavsky

Commissioner of Petroleum Affairs